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                                                                    EXHIBIT 3(i)


                           CERTIFICATE OF AMENDMENT
                                      OF
                     RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                            ANTHONY INDUSTRIES, INC.



     It is hereby certified that:

         1. The name of the corporation (hereinafter called the "Company") is ANTHONY INDUSTRIES, INC.

         2. The name under which the Company was originally incorporated is ANTHONY POOLS, INC., and the date of filing of the original certificate of incorporation of the Company with the Secretary of State of the State of Delaware is September 15, 1959.

         3. The provisions of the certificate of incorporation as amended and/or supplemented were restated and integrated into a single instrument entitled "Restated Certificate of Incorporation of Anthony Industries, Inc.", filed with the Secretary of State of the State of Delaware on May 12, 1989.

         4. The Restated Certificate of Incorporation of the Company is hereby amended by striking out Article FIRST thereof and by substituting in lieu of said Article the following new Article:

             "FIRST: The name of the corporation is K2 Inc."

         5. The Restated Certificate of Incorporation of the Company is hereby amended by striking out Article THIRTEENTH thereof and by substituting in lieu of said Article the following new Article:

             "THIRTEENTH: The Board of Directors shall be divided into three classes. Directors in each class shall be elected to hold office until the third annual meeting of stockholders following their election. The Board

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     of Directors shall consist of from eight to eleven directors, with the actual number constituting the whole Board, and the number of directors in each class, being set from time to time by action of the Board of Directors; provided, however, that no decrease in the number of directors constituting the whole Board or the number of directors in any class may shorten the term of any incumbent director."

     5. The amendment of the Restated Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     Signed and attested to on May 24, 1996.



                                               /s/ JOHN J. RANGEL
                                       -----------------------------------
                                       John J. Rangel
                                       Senior Vice President - Finance



ATTEST:


       /s/ SUSAN E. MCCONNELL
- ---------------------------------------
Susan E. McConnell
Secretary

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